Exhibit 99

Velocity Financial, Inc. Announces Fourth Quarter and Full Year 2020 Results

Fourth Quarter Highlights:

  Net income and core income(1) of $9.6 million and diluted EPS of $0.29
  - Net income growth of 175% from the prior quarter driven by gains from the sale of newly originated loans and improved net interest margin
  4Q20 loan production volume totaled $179.3 million, driven by strong demand
  Book value per common share as of December 31, 2020, was $10.93 compared to $10.44 as of September 30, 2020
  Portfolio net interest margin of 4.07%, an increase of 30 basis points (bps) from 3Q20, driven by improved loan yields and lower portfolio debt costs
  Resolutions in 4Q20 were 103.5% of assets resolved, continuing our consistent track record of net gains over and above contractual principal and interest due
  Nonaccrual loans totaled $332.8 million as of December 31, 2020, up from $314.7 million as of September 30, 2020, driven by the continuing impacts of the pandemic

Full-year 2020 Highlights:

  Net income of $17.8 million, an increase of 3% from $17.3 million in 2019
  Total production of $435.0 million UPB
  - Loan production activities in 2020 were adversely impacted by the COVID-19 pandemic, resulting in the suspension of loan production operations from March 2020 to September 2020
  Portfolio net interest margin of 3.89%, a decrease of 24 bps from 4.13% in 2019
  Completed Initial Public Offering (IPO) in January
  Completed three securitizations totaling $524.4 million during the pandemic, which demonstrated our extensive track record of performance
  Issued 45,000 shares of Preferred Stock and Warrants, with proceeds used to pay down warehouse debt and to originate new loans

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--March 16, 2021--Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”) reported net income and core income of $9.6 million for the fourth quarter of 2020 and diluted earnings per common share of $0.29. Book value per common share was $10.93, an increase from $10.44 as of December 31, 2020.

“The fourth quarter marked a significant turning point in the Company’s emergence from the effects of the pandemic,” said Chris Farrar, President and CEO. “The excellent operating results reflect the strength of our business model, despite unprecedented economic stress in 2020. I am proud of our team’s return to increasing production levels and the ongoing positive resolution of delinquent loans. We have continued to drive momentum in our production activities as we move into 2021, and looking forward, we expect to organically grow originations and opportunistically evaluate other areas to deploy capital profitably.”

Fourth Quarter Operating Results
KEY PERFORMANCE INDICATORS
($ in thousands)	4Q 2020	3Q 2020	$ Variance	% Variance
Pretax income	$ 11,753	$ 5,025	$ 6,728	134%
Net income	$ 9,576	$ 3,481	$ 6,095	175%
Diluted earnings (loss) per share	$ 0.29	$ 0.11	$ 0.18	165%
Core Income(1)	$ 9,576	$ 3,913	$ 5,663	145%
Pretax return on equity	21.82%	9.60%	n.a.	127%
Return on equity	17.78%	6.60%	n.a.	169%
Net interest margin - portfolio	4.07%	3.77%	n.a.	8%
Net interest margin -total company	3.68%	3.39%	n.a.	9%
Operating Margin	52.24%	29.75%	n.a.	76%
Average common equity	$ 215,489	$ 209,468	$ 6,021	3%

(1) Core income is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  4Q20 net income totaled $9.6 million, an increase from $3.5 million in 3Q20, and reflects improved portfolio income and gain on the sale of newly originated loans

‒ Gain on loan sales in 4Q20 totaled $4.7 million (105% of UPB). There were no loan sales in 3Q20

  Net interest margin increased 30 bps from 3Q20, driven by growth in realization of delinquent/default interest on nonperforming loans and prepayment fees, along with lower portfolio related debt costs

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	4Q 2020	3Q 2020	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$ 959	$ 1,008	$ (49)	(5)%
Mixed Use	259	254	5	2%
Multi-Family	182	187	(5)	(3)%
Retail	172	173	(1)	(0)%
All Other	360	364	(4)	(1)%
Total	$ 1,932	$ 1,986	$ (54)	(7)%
Held for Sale
Investor 1-4 Rental	$ 13	$ -	$ 13	n.m.
Total Managed Loan Portfolio UPB	$ 1,945	$ 1,986	$ (42)	(2)%
Key loan portfolio metrics:
Total loan count	5,878	6,029
Weighted average loan to value	66.13%	66.18%
Weighted average total portfolio yield	8.40%	8.21%
Weighted average portfolio debt cost	4.97%	5.07%
n.m. - non meaningful

Discussion of results:

  Velocity’s total loan portfolio was $1.9 billion as of December 31, 2020, a 2% quarter-over-quarter decrease from September 30, 2020

‒ Driven by loan sales of $96.3 million in UPB and higher prepayment activity

  The weighted average total portfolio yield was 8.40% in 4Q20, an increase of 19 bps from 3Q20, primarily driven by the increased realization of nonperforming/default interest and prepayment fees
  The 10 bps decrease in portfolio related debt cost was attributable to the relatively faster paydown of 2020-2-MC1 securitization, which is the Company’s only outstanding securitization collateralized primarily by short-term loans
LOAN PRODUCTION VOLUMES
($ in millions)	4Q 2020	3Q 2020	$ Variance	% Variance
Investor 1-4 Rental	$ 129	$ 6	n.m.	n.m.
Traditional Commercial	50	2	n.m.	n.m.
Total loan production	$ 179	$ 8	n.m.	n.m.
n.m. - non meaningful

Discussion of results:

  The fourth quarter was Velocity’s first full quarter of production since the Company suspended originations in mid-March, funding $179.3 million in UPB of 30-year Investor 1-4 and Traditional Commercial loans
  Loan production in 1Q21 through February 28, 2021, totaled $125.5 million in UPB
CREDIT PERFORMANCE INDICATORS
($ in thousands)	4Q 2020	3Q 2020	$ Variance	% Variance
Nonperforming loans(1)	$ 332,813	$ 314,727	$ 18,086	6%
Nonperforming loans % total HFI Loans	17.23%	15.84%	n.a.	9%
Total Charge Offs(2)	$ 308	$ 1,046	$ (738)	(71)%
Charge-offs as a % of HFI loans	0.016%	0.053%	n.a.	(70)%
Loan Loss Reserve	$ 5,845	$ 5,748	$ 97	2%

(1) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.

(2) $788 thousand of 3Q 2020 is related to an unusual and nonrecurring event.

Discussion of results:

  Nonperforming loans as a percent of total HFI loans as of December 31, 2020, increased to 17.23% from 15.84% as of September 30, 2020, mainly driven by modified COVID forbearance loans that became delinquent
  Charge-offs in 4Q20 totaled $308.4 thousand, in-line with our historical average

‒ The prior quarter’s charge-offs included $787.3 thousand resulting from an unusual circumstance on a single loan

  The reserve for loan losses as of December 31, 2020, was $5.8 million, a 2% increase from September 30, 2020, reflecting continued low actual credit losses despite higher levels of nonperforming loans

‒ Low LTVs and considerable expertise in loan resolutions through Velocity’s in-house special servicing team helps minimize losses

NET REVENUES
($ in thousands)	4Q 2020	3Q 2020	$ Variance	% Variance
Interest income	$ 41,556	$ 41,374	$ 182	0%
Interest expense - portfolio related	(21,442)	(22,347)	905	(4)%
Interest expense - corporate debt	(1,900)	(1,913)	13	(1)%
Net Interest Income	$ 18,214	$ 17,114	$ 1,100	6%
Loan loss provision	(406)	(1,573)	1,167	(74)%
Gain on loan sales	4,855	(51)	4,906	n.m.
Other Operating (loss) income	(164)	1,400	(1,564)	(112)%
Total Net Revenues	$ 22,499	$ 16,890	$ 5,609	33%
n.m. - non meaningful

Discussion of results:

  Net Revenue grew by 33% quarter-over-quarter, driven by sales of newly originated loans and increased net interest income
  Lower loan loss provision reflects continued low losses on delinquent loans and stabilization of macroeconomic conditions
OPERATING EXPENSES
($ in thousands)	4Q 2020	3Q 2020	$ Variance	% Variance
Compensation and employee benefits	$ 4,135	$ 5,692	$ (1,557)	(27)%
Rent and occupancy	424	415	9	2%
Loan servicing	1,977	2,168	(191)	(9)%
Professional fees	1,415	1,051	364	35%
Real estate owned, net	217	898	(681)	(76)%
Other expenses	2,578	1,641	937	57%
Total expenses	$ 10,746	$ 11,865	$ (1,119)	(9)%

Discussion of results:

  Operating expenses decreased 9% quarter-over-quarter due to deferred direct loan origination costs attributable to new originations, partially offset by legal costs related to the successful defense of a class-action lawsuit
SECURITIZATIONS
	Securities	Balance at		Balance at
Trusts	Issued	12/31/2020	W.A. Rate	9/30/2020	W.A. Rate
2011-1 Trust	$ 61,042	$ -	-	$ -	-
2014-1 Trust	161,076	23,391	7.46%	25,599	6.97%
2015-1 Trust	285,457	36,966	7.20%	41,190	7.52%
2016-1 Trust	319,809	57,963	7.78%	62,339	7.54%
2016-2 Trust	166,853	45,195	6.63%	46,984	6.40%
2017-1 Trust	211,910	72,910	5.31%	80,174	5.08%
2017-2 Trust	245,601	129,478	3.42%	138,456	3.34%
2018-1 Trust	176,816	102,063	4.04%	110,262	4.02%
2018-2 Trust	307,988	200,451	4.48%	208,206	4.51%
2019-1 Trust	235,580	181,579	4.01%	192,856	4.05%
2019-2 Trust	207,020	158,199	3.48%	168,819	3.42%
2019-3 Trust	154,419	127,045	3.26%	132,893	3.25%
2020-1 Trust	248,700	220,052	2.83%	233,005	2.84%
2020-2 Trust	96,352	109,832	4.55%	94,113	4.48%
2020-MC1 Trust	179,371	137,794	4.50%	162,173	4.50%
	$ 3,057,994	$ 1,602,917		$ 1,697,069

Discussion of results:

  Securitization balances outstanding $1.6 billion as of December 31, 2020, down from $1.7 billion at the end of the prior quarter, driven by paydown of the 2020-MC1 securitization collateralized primarily with short-term loans
  No new securitizations were issued during 4Q20. The Company’s next securitization is expected to be issued during 2Q21
RESOLUTION ACTIVITY	FOURTH QUARTER 2020		THIRD QUARTER 2020
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 16,370	$ 115	$ 9,705	$ 728
Paid current	13,414	880	1,152	24
REO sold	237	69	1,628	(312)
	$ 30,022	$ 1,063	$ 12,485	$ 439.9

Resolutions as a % of nonperforming UPB		103.5%		103.5%

Discussion of results:

  Strong asset resolution trends continued in 4Q20, realizing gains of $1.1 million, or 103.5% of nonperforming UPB resolved, compared to $439.9 thousand in the prior quarter.

Full Year 2020 Results

  Net income totaled $17.8 million, a 3% year-over-year increase from $17.3 million in the prior year
  Loss per common share of $(1.55), resulting from a non-cash deemed dividend on preferred stock issued in 2Q20

‒ The preferred stock deemed dividend reduced common stockholders’ equity and correspondingly increased preferred stock under mezzanine equity, resulting in a non-cash loss per common share for the 12-months ended December 31, 2020

  Pretax income of $23.1 million, a 9% decrease from $25.4 million in the prior year primarily driven by a $10.5 million increase in operating expenses resulting primarily from higher compensation and employee benefits related to the suspension of loan production activities. The increase in expenses was partially offset by an $8.4 million increase in net interest income.
  Total net interest income was $67.4 million, a 14% increase from $59.0 million in the prior year, driven by a 15% increase in average loans outstanding that was partially offset by a 24 bps decrease in net interest margin.
  Total loan production of $435.0 million in UPB, down from $1.0 billion in UPB in the prior year

‒ Loan production activities in 2020 were adversely impacted by the COVID-19 pandemic, resulting in the suspension of loan production operations from March 2020 to September 2020

‒ Loan production since the resumption of operations is comprised of long-term Investor 1-4 Rental and Traditional Commercial loans

  Charge-offs for the year totaled $1.6 million, a 176% increase from $579.1 thousand in 2019

‒ Charge-offs in 2020 included a single loan charge-off of $788.3 thousand, resulting from an unusual and nonrecurring event. Adjusted charge-offs for the year ended December 31, 2020, totaled $812.7 thousand.

  Total operating expenses were $45.6 million, a 30% increase from $35.1 million in the prior year. The increase was primarily driven by higher compensation and employee benefits related to the suspension of loan production activities.
  Pretax return on equity was 11%, and decreased from 17% in the prior year, and reflects the resilience of Velocity’s business model in the face of extreme and unprecedented impacts from the pandemic

Webcast Information

Velocity’s executive management team will host a conference call and webcast to review its financial results on Tuesday, March 16, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financial’s Investor Relations website at https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register and to download and install any needed software.

Management’s slide presentation will be available through the Events and Presentations section of the Company’s Investor Relations website after the market close on Tuesday, March 16, 2021.

Conference Call Information

To participate by phone, please dial-in 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-866-807-9684 in the U.S. and Canada and 1-412-317-5415 for international callers. Callers should ask to be joined into the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on March 23, 2021, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #10152720. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 15 years.

(1) Core Income is a non-GAAP financial measure the Company presents to help investors better understand unique items that impact earnings. For a reconciliation of GAAP Net Income to Core Income, please refer to the sections of this press release titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP Net Income.”

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Core Income, which is a non-GAAP financial measure. For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.
Consolidated Statements of Financial Condition
	Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
	Audited	Unaudited	Unaudited	Unaudited	Audited
(In thousands)
Assets
Cash and cash equivalents	$ 13,273	$ 19,210	$ 9,803	$ 7,649	$ 21,465
Restricted cash	7,020	7,821	6,735	4,483	6,087
Loans held for sale, net	13,106	0	212,344	223,123	214,467
Loans held for investment, at fair value	1,539	3,327	2,956	2,987	2,960
Loans held for investment	1,948,089	2,001,086	1,861,819	1,922,485	1,863,360
Total loans, net	1,962,734	2,004,413	2,077,119	2,148,595	2,080,787
Accrued interest receivables	11,373	13,134	17,793	14,470	13,295
Receivables due from servicers	71,044	44,466	36,028	37,884	49,659
Other receivables	4,085	402	4,609	2,516	4,778
Real estate owned, net	15,767	14,653	15,648	16,164	13,068
Property and equipment, net	4,145	4,446	4,718	4,964	4,680
Deferred tax asset	6,654	1,832	5,556	10,111	8,280
Other assets	6,779	16,489	9,042	10,519	12,667
Total Assets	$ 2,102,874	$ 2,126,866	$ 2,187,051	$ 2,257,354	$ 2,214,766

Liabilities and members' equity
Accounts payable and accrued expenses	$ 63,361	$ 61,859	$ 55,938	$ 58,591	$ 56,146
Secured financing, net	74,982	74,776	74,571	74,364	145,599
Securitizations, net	1,579,019	1,670,930	1,599,719	1,576,431	1,438,629
Warehouse & repurchase facilities	75,923	19,541	160,796	297,537	421,548
Total Liabilities	1,793,285	1,827,106	1,891,024	2,006,924	2,061,922

Mezzanine Equity
Series A Convertible preferred stock	90,000	90,000	90,000	-	-
Stockholders' Equity
Stockholders' equity	219,589	209,760	206,027	250,430	152,844
Total Liabilities and members' equity	$ 2,102,874	$ 2,126,866	$ 2,187,051	$ 2,257,354	$ 2,214,766

Book value per share	$ 10.93	$ 10.44	$ 10.26	$ 12.47	n.a.

Shares outstanding	20,087	20,087	20,087	20,087	n.a.

Velocity Financial, LLC
Consolidated Statements of Income (Quarterly)

				Quarter Ended
	Quarter Ended
($ in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
	Audited	Unaudited	Unaudited	Unaudited	Audited

Revenues
Interest income	$ 41,556	$ 41,374	$ 39,755	$ 44,637	$ 44,124
Interest expense - portfolio related	21,442	22,347	21,189	22,848	22,689
Net interest income - portfolio related	20,114	19,027	18,566	21,789	21,435
Interest expense - corporate debt	1,900	1,913	1,894	6,342	4,070
Net interest income	18,214	17,114	16,672	15,447	17,365
Provision for loan losses	406	1,573	1,800	1,289	242
Net interest income after provision for loan losses	17,808	15,541	14,872	14,157	17,123
Other operating income (expense)	4,691	1,349	(1,339)	1,620	833
Total net revenues	22,499	16,890	13,533	15,777	17,956

Operating expenses
Compensation and employee benefits	4,135	5,692	5,863	5,041	3,992
Rent and occupancy	424	415	448	455	426
Loan servicing	1,977	2,168	1,754	2,239	1,939
Professional fees	1,415	1,051	588	1,184	469
Real estate owned, net	217	898	408	1,134	1,300
Other operating expenses	2,578	1,641	1,847	1,998	1,688
Total operating expenses	10,746	11,865	10,908	12,050	9,814
Income before income taxes	11,753	5,025	2,625	3,727	8,142
Income tax expense	2,177	1,544	484	1,148	2,960
Net income	$ 9,576	$ 3,481	$ 2,141	$ 2,579	$ 5,182
Less deemed dividends on preferreds stock			$ 48,955
Net loss allocated to common shareholders			$ (46,814)

Basic earnings (loss) per share	$ 0.48	$ 0.17	$ (2.33)	$ 0.13	n.a.

Diluted earnings (loss) per common share	$ 0.29	$ 0.11	$ (2.33)	$ 0.13	n.a.

Basic weighted average common shares outstanding	20,087	20,087	20,087	20,087	n.a.

Diluted weighted average common shares outstanding	32,793	32,435	20,087	20,087	n.a.

Velocity Financial, LLC
Consolidated Statements of Income(Annual)

	Year Ended
($ in thousands)	12/31/2020	12/31/2019	12/31/2018
	Audited	Audited	Audited

Revenues
Interest income	$ 167,322	$ 157,531	$ 124,722
Interest expense - portfolio related	87,826	83,903	62,597
Net interest income - portfolio related	79,496	73,628	62,125
Interest expense - corporate debt	12,049	14,618	13,322
Net interest income	67,447	59,010	48,803
Provision for loan losses	5,068	1,139	201
Net interest income after provision for loan losses	62,379	57,871	48,602
Other operating income (expense)	6,320	2,649	2,807
Total net revenues	68,699	60,520	51,409

Operating expenses
Compensation and employee benefits	20,731	15,511	15,105
Rent and occupancy	1,743	1,531	1,320
Loan servicing	7,802	7,396	6,009
Professional fees	4,238	2,056	3,040
Real estate owned, net	2,656	2,647	1,373
Other operating expenses	8,400	5,981	5,313
Total operating expenses	45,570	35,122	32,160
Income before income taxes	23,129	25,398	19,249
Income tax expense	5,352	8,106	11,618
Net income	$ 17,777	$ 17,292	$ 7,631
Less deemed dividends on preferreds stock	$ 48,955
Net loss allocated to common shareholders	$ (31,178)

Basic earnings (loss) per share	$ (1.55)	n.a.	n.a.

Diluted earnings (loss) per common share	$ (1.55)	n.a.	n.a.

Basic weighted average common shares outstanding	20,087	n.a.	n.a.

Diluted weighted average common shares outstanding	20,087

Velocity Financial, Inc.
Net Interest Margin — Portfolio Related and Total Company
(Unaudited)

	Quarter Ended December 31, 2020			Quarter Ended September 30, 2020			Quarter Ended December 31, 2019
		Interest	Average		Interest	Average			Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average		Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance		Expense	Rate(1)
Loan portfolio:
Loans held for sale	$20,719			$-			$184,021
Loans held for investment	1,958,436			2,016,414			1,800,507
Total loans	$1,979,155	$41,557	8.40%	$2,016,414	$41,374	8.21%	1,984,528	$	$44,124	8.89%

Debt:
Warehouse and repurchase facilities	$60,065	717	4.78%	$22,306	703	12.61%	320,456		$4,223
Securitizations	1,666,180	20,726	4.98%	1,742,669	21,645	4.97%	1,495,456		18,467
Total debt - portfolio related	1,726,245	21,443	4.98%	1,764,975	22,348	5.07%	1,815,912		22,690	5.00%
Corporate debt	78,000	1,900	9.74%	78,000	1,913	9.81%	153,000		4,069
Total debt	$1,804,245	$23,343	5.18%	$1,842,975	$24,261	5.27%	1,968,912		$26,759	5.44%

Net interest spread - portfolio related (1)			3.42%			3.14%				3.90%
Net interest margin - portfolio related			4.07%			3.77%				4.32%

Net interest spread - total company (2)			3.22%			2.94%				3.46%
Net interest margin - total company			3.68%			3.39%				3.50%

(1) Net interest spread - portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio related debt.
(2) Net interest spread - total company is the difference between the yield on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc.
Adjusted Financial Metric Reconciliation to GAAP Net Income
(Unaudited)
"Core" Income
	Quarter Ended
($ in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Net Income	$ 9,576	$ 3,481	$ 2,141	$ 2,579
One-time Debt Amortization & Expenses	-	-	-	2,610
COVID-19 Impact	-	-	1,267	615
Workforce reduction costs	-	432	-	-
"Core" Income	$ 9,576	$ 3,913	$ 3,408	$ 5,804

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708